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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36271 of INSpire Insurance Solutions, Inc. on Form S-8 of our report dated January 19, 1998, appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 25, 1998